                                                                   EXHIBIT 10.11

                              EMPLOYMENT AGREEMENT

       This EMPLOYMENT AGREEMENT (the "Agreement") is entered into effective the 22nd day of May, 1995, among LET'S TALK CELLULAR OF AMERICA, INC., a Florida Corporation (the "Employer") and ANNE GOZLAN (the "Employee").

                                    RECITALS

       WHEREAS, the Employer is in the business of operating a retail business selling cellular Telephones, pagers and related accessions, among other electronic devices and products (the "Business");

       WHEREAS, the Employer desires to obtain the services of the Employee in connection With the operation of the Business;


       WHEREAS, the Employee desires to be employed by the Employer, pursuant to the Terms and conditions set forth in this Agreement;

       NOW THEREFORE, in consideration of the premises and the mutual covenants herein Contained, the parties hereto agree as follows:

                                    AGREEMENT

       1. Term of Employment. The Employer hereby agrees to employ the Employee and The Employee hereby agrees to be employed by the Employer as its Chief Financial Officer. Subject to earlier termination pursuant to Section 4 hereof, the Employee's employment under this Agreement shall be for an initial term of three (3) years from May 22, 1995 (the "Effective Date") and be automatically renewed thereafter for additional one year periods, unless either party notifies the other in writing not less than 90 days prior to the expiration of the initial or any Renewal terms that it does not desire to renew the term of Employee's employment.

       2. Duties. The Employee shall serve as Chief Financial Officer of the Employer and Shall perform such duties as are customarily performed by a chief financial officer of a retail business of a similar size and character as the Employer and such other reasonable duties as may be requested by or under the authority of the Chief Executive Officer oft Employer. The Employee shall report directly to the Chief Executive Officer oft Employer. The Employee shall devote her full business time to the performance of her duties hereunder and shall not render to others any service of any kind for compensation or engage in any activity which Conflicts or interferes with the performance of her duties hereunder

       3. Compensation. For all services to be rendered by the Employee in any capacity During the period of her employment under this Agreement, including all services as an owner, employee or member of any committee of the Employer or any subsidiary, affiliate, board or Division thereof, the Employee shall receive the following compensation:

              3.1 Base Salary. Employee shall receive a minimum annual base salary of $100,000 (less applicable taxes and deductions), which salary shall be paid in equal installments in accordance with the Employer's regular payroll practices, but not less frequently than monthly. The Board of Directors of the Employer (the "Board") shall review Employee's base salary on an annual basis and, in its sole discretion, may increase such salary commensurate with the Employee's performance.

              3.2 Stock Bonus Shares. Assuming the Employee is still in the employ of the Employer, upon the first anniversary oft Effective Date, and upon each of the second and third anniversaries of the Effective Date thereafter, the Employee shall be entitled to receive such amount of common stock (the "Stock Bonus Shares") as shall, on such anniversary date, constitute 1% oft Employer's then outstanding common stock. Notwithstanding the preceding sentence, all 3% of the Employer's outstanding Common Stock to be given to the Employee shall all be given to the Employee upon a Chance in Control (as such term is defined in Section 5.1 oaths Agreement) oft Employer. In addition to those contained in
Section 9 of this Agreement, the terms and conditions of such rights to the Stock Bonus Shares are as follows:

              (a) Redemption of Stock Bonus Shares. Within six (6) months of the termination of employment of the Employee, for any reason whatsoever, including without limitation the permanent disability or death of the Employee, the Employer may, at its option and in its sole discretion, redeem all or any portion of the Stock Bonus Shares owned by the Employee, at a price equal to the Book Value per share of each oft Stock Bonus Shares; provided, however, if the Employee is terminated without cause (as determined in accordance with Section 4.3 of this Agreement), such redemption price shall be equal to the higher of book value per share of each of the Stock Bonus Shares; or times (5x) the After-Tax Earnings oft Employer. The Employer may exercise this redemption right following the Employee's termination by delivering written notice to the Employee specifying the number of such Stock Bonus Shares to be redeemed. For purposes hereof, the term "Book Value" shall mean, as of any date, the total shareholder's equity (including capitol, additional paid in capital and retained earnings alter deducting treasury stock) which would appear on the audited balance sheet of the Employer as of such date in accordance with generally accepted accounting principles, consistently applied. For purposes hereof, the term "After-Tax Earnings" shall mean, as of any date, the after-tax earnings which would appear on the audited income statement of the Employer as of such date in accordance with generally accepted accounting principle consistently applied. The Book Value and the After-Tax Earnings of the Stock Bonus Shares shall be determined by the then existing independent certified public accountants oft Employer. The determination by such independent certified public accountants of the Book Value and the After Tax Earnings of the Stock Bonus Shares shall be conclusive and binding on the Employee and the Employer.

              Any payment for the redemption of the Stock Bonus Shares made pursuant to a termination cause, shall be payable quarterly over a twenty-four (24) month period at an interest rate per annum equal to the Prime Rate plus one percent (1%).

              For the purposes hereof, the "Prime Rate. shall mean, as of the date of any determination thereof, the Prime rate" as published in the Wall Street Journal (Southeastern Edition). The Prime Rate shall be determined monthly on the first day of each calendar month after such termination, and the unpaid principal balance oft purchase price for the Stock Bonus Shares shall bear interest during each such month (or portion thereof) on the basis oft Prime Rate calculated as of the first day of each such month or portion thereof. In the event that the Wall Street Journal (Southeastern Edition) has ceased publishing the Prime rates, then the "Prime Rate" shall be determined with reference to the "Prime Rate" as published in the New York Times (National edition).

              (b) Expiration of Redemption Right. The Employer's right to redeem the Stock Bonus Shares as set forth in this Section 3.2 shall terminate upon the completion of an initial public offering.

              3.3. Bonus. The Employee shall be entitled to participate in any bonus plan established from time to time for executives of the Employer at such level as may be determined by the Board. . Bonuses, if any, shall be paid to the Employee in accordance with a payment schedule as may be particularly approved from time to time by the Board.

              3.4 Stock Option Plan. After an Initial public offering of equity securities of the Employer, the Employee shall be eligible to participate in any stock option plan which may be established for the benefit of any employees oft Employer on terms at least equal to seventy-five (75%) percent of the participation rights in such stock option plan of the Chief Executive Officer of the Employer.

              3.5 Expense Reimbursement. The Employer shall reimburse the Employee for reasonable and necessary business expenses incurred by the Employee in the performance of her duties hereunder including, without limitation, travel and entertainment expenses. Such expenses shall be reimbursed by the Employer, from time to time, upon presentation of appropriate documentation therefore.

              3.6 Health Insurance. During the term of Employee's employment hereunder, the Employee shall be entitled to medical insurance comparable to that provided to other employees of the Employer.

              3.7 Vacation. The Employee shall be entitled to twenty (20) business days vacation per year. The Employee shall be entitled to carry over up to, but not more than, ten (10 days unused vacation time into any succeeding year or years. The Employee shall not be compensated for any portion of unused vacation time. In no event shall the Employee be entitled to more than thirty (30) days vacation in any given year.

              3.8 Memberships. To facilitate the promotion oft Employer's business interests, the Employer shall pay all initiation fees and periodic dues for the Employee's membership in such clubs and business associations as shall be reasonably selected by the Employee and approved in writing by the Chief Executive Officer of the Employer.

       4. Termination. The Employee's employment under this Agreement may be terminated prior to the expiration of the term set forth in Section 1 under the circumstances and on the terms and conditions described below.

              4.1 Death or Disability. The Employee's employment under this Agreement shall be terminated upon her death or Complete Disability. Complete Disability means the inability of the Employee, due to illness, accident or any other physical or mental incapacity, to perform her duties under this Agreement for an aggregate of 120 days within any period of twelve consecutive months during the term hereof, which Complete Disability shall be determined by the Board with such professional advice as it may deem reasonably appropriate.

              4.2 Termination for Cause. The Employee's employment pursuant to this Agreement shall be terminated by the first to occur of the following events. Upon any such termination, the Company shall be released from all obligations hereunder, including without limitation, the obligation to compensate the Employee pursuant to Section 5.1 hereof

              (a)    The death oft Employee.

              (b)    The Complete Disability oft Employee.

              (c) The resignation of the Employee or the discharge of the Employee by the Company for Cause. "Cause" as used herein shall mean:

                     (i) use of alcohol or a controlled substance which materially impairs the Employee's ability to effectively perform her duties hereunder,

                     (ii) conviction of the Employee of a felony or such other crime as shall, in the reasonable opinion oft Board, result in a lack of confidence in the honesty or moral character or integrity oft Employee

                     (iii) conviction of a felony or a crime involving moral turpitude;

                     (iv) an act fraud by the Employee against the Employer or any of its subsidiaries, or in connection with the performance of her duties hereunder, as determined by the Board after investigation, notice of the charge to the Employee and after allowing the Employee an opportunity to explain the conduct in question;

                     (v) the willful failure or refusal to comply with the provisions of this Agreement or to perform the Employee's duties and obligations under this Agreement, other than as a result of the Employee's death or Complete Disability (a "Default"); provided, however, that in the case of this subsection
(v), termination for "Cause" shall occur only if the Employer has given written notice of the Default to the Employee and an opportunity to cure the Default, if curable, and the Employee has failed to cure the Default in question, during a period of twenty (20) days after the date oft Employee's receipt of such notice.


       Upon such termination, the Employer shall have no further obligations to the Employee under this Agreement.

              4.3 Termination Without Cause. If the Employer terminates the Employee's employment at any time for any reason or under any circumstances other than Cause, death or Complete Disability, the Employer shall pay the Employee the Severance Payment, as defined in Section 5.1.

       5.     Payments on Termination of Employment.

              5.1 Severance Payment. If the Employer terminates the Employee's employment at any time pursuant to Section 4.3, the Employer shall continue to pay the Employee her base salary then in effect and her medical insurance costs for a period of twelve (12) months following the date of termination of Employee's employment, subject to reduction or offset for the amount of all loans made by the Employer to the Employee and all other obligations of the Employee to the Employer, which upon offset shall be deemed satisfied and paid in full (the Severance Payment"). If the Employee is terminated for Cause within 180 days after a Change in Control (as such term is defined below) of the Employer, then the Employee shall be entitled to receive the Severance Payment.

       For the purpose of this Agreement, a "Change in Control" of the Employer shall mean the occurrence of (and shall be deemed to have occurred on the date of the earliest to occur of) any of the following events:


              1. The shareholders oft Employer approve a definitive agreement or plan to merge, reorganize, exchange shares, or consolidate (a "Business Combination?) or the issuance of voting securities oft Employer pursuant to a Business Combination, provided, however, that the foregoing shall not be applicable to a Business Combination which will result in the voting securities of the Employer outstanding immediately prior to such Business Combination continuing to represent (either by remaining outstanding or by being converted into voting securities oft surviving or acquiring entity) more than 50% of the voting power oft voting securities of the Employer or such surviving or acquiring entity outstanding immediately after such Business Combination: or

              2. The shareholders of the Employer approve a definitive agreement or plan to dissolve and/or liquidate the Employer or to sell, lease, exchange, or otherwise dispose of, all or substantially all of the Employer's property and assets (a "Transaction") to any other corporation or any other legal person, provided, however, that the foregoing shall not be applicable to a Transaction which will result in the voting securities of the Employer outstanding immediately prior to such transaction continuing to represent more than 50% of the Voting power oft voting securities of such other corporation or other legal person outstanding immediately after such transaction or

              3. Individuals who are Continuing Directors (as defined below) of the Employer cease for any reason to constitute at least a majority of the Board of the Employer.

              Computations required by Subsection (a) and (b) shall be made on and as of the date of shareholder approval and shall be based on reasonable assumptions that will result in the lowest percentage obtainable. For purposes of determining voting power pursuant to Subsections (a) and (b), all voting securities of a corporation (whether the Employer or another entity) shall be considered as a single class.

       For purposes of Subsection (c), "Continuing Directors" means Nick Molina ,Brett Beveridge and Allan C. Sorensen For purposes of Subsections (a) through
(c), inclusive, so long as voting control of a majority of the Employer's outstanding voting stock is held by Nick Molina and Brett Beveridge, collectively or individually, or their respective trustees or beneficiaries, or children, or other entities controlled by any one or more of such persons or of which any one or more of them are the primary beneficiaries, a Change in Control of the Employer shall be deemed not to have occurred. The Severance Payment shall not be reduced by any earnings the Employee may receive from subsequent employment or otherwise be subject to mitigation.

              If the Employee's employment is terminated otherwise than pursuant to Section 4.3 hereof, or if the Employee notifies the Employer pursuant to
Section 1 that she toes not desire to renew the term of her employment, the Employer shall not be obligated to pay the Severance Payment.


              5.2 Rights and Obligations upon Termination. Upon termination of the Employee's employment, the Employer shall have no further obligation under this Agreement to make any payments to, or bestow any benefits on, the Employee after the date of termination, other than payments or benefits accrued or due and payable to the Employee through the date of termination and other than as specifically set forth in Sections 4 or 5 hereof Payment of any amounts to which Employee is entitled under Sections 4 or 5 hereof shall constitute full satisfaction of any and all financial obligations of the Employer to the Employer under this Agreement except for any obligations the Employer may have with respect to vested benefits of Employee. As a condition to the receipt of such amounts, the Employee shall execute such releases, waivers and satisfactions as may reasonably be required by the Employer.

       6. Confidentiality. Employee shall not, at any time during or after her employment with the Employer, knowingly use, disclose, confirm, furnish, or make accessible to anyone, other than as required by law or in the regular course of the business of the Employer and consistent with the best interests oft Employer, any knowledge or information of a confidential or secret nature with respect to the business affairs, customers, vendors, assets, operations, plans or know-how of the Employer. The Employee acknowledges and agrees that, in the event of a breach or threatened breach oaths Section 6, the Employer will suffer irreparable harm and that monetary damages would be inadequate. Accordingly, in addition to such other remedies to which the Employer may be entitled, the Employer shall be entitled to the remedies of injunction, specific performance and other equitable relief.

       7.     Noncompetition.

              (a) Except as the duties of Employee strictly necessitate, Employee will not remove from Employer's premises (or cause or aid in the removal therefrom), documents or papers of any type, (ii) photographs or films (whether positive, negative or otherwise), (iii) computerized information relating to Employers business function (whether stored or programmed as tapes, punch-cards, print-outs or otherwise), or(iv) any other property containing or reflecting information relating to the business of Employer including, but not limited to, copies (regardless oft process by which made) and abstracts or summaries, in whole or in part, of any of the foregoing. Employee agrees to immediately return all of such items and all copies thereof to the premises of Employer upon completion of his investigation or upon written demand by Employer.

              (b) By virtue of Employee's employment with Employer, Employee will become possessed of confidential or proprietary information developed or to be developed by Employer including, but not limited to, Employer's methods and systems, the names and addresses of its customers and suppliers, prices charged and paid by Employer, technical memoranda, research reports, designs and specifications, supplies, new product and service developments, record cards, patient applications, comparative analysis of competitive products, services and operating procedures and other information, data and documents now existing or hereafter acquired by Employer or Employee in connection with Employee's employment, regardless of whether any of such information, data or documents qualify as a Trade secret under applicable Federal or State laws (confidential Information.). In consequence of this and in recognition that the secrecy of Confidential Information gives Employer and its Affiliates (as defined in the Securities Act of 1933, and amended (the "Security Act"), and the rules and regulations promulgated thereunder) a significant competitive advantage in its business and within the cellular telephone industry, Employee agrees not disclose or cause or aid in the disclosure of any Confidential Information or use or cause or aid in the use of any Confidential Information at any time for whatever reason, during or after the Employment Term (as defined in Subsection
(c) below) without the specific prior written consent of Employer. Such consent may be withheld at the sole and uncontrolled discretion of Employer.

       (c) Employee agrees and covenants that Employee will not during the term of this Agreement and, thereafter for a period of two (2) years (the "Employment Term") (i) engage in any business which competes with Employer's business anywhere within the county or counties in which Employer or its subsidiaries conducts business or any county contiguous thereto (the Area"),
(ii) become associated as manager, supervisor, employee, consultant, advisor, stockholder, investor or otherwise with any person, corporation or entity which engages in any business which competes with the Employer's business within the Area, and (iii) call upon any employee, supplier, tenant, customer or customers of Employer within the Area for the purpose of selling or soliciting for any person, corporation or entity other than Employer, services offered by or being developed by Employer within the Area, (iv) divert, solicit or take away any such employee, supplier, tenant, customer or customers of Employer for the purpose of selling or providing, within the Area, services offered by or being developed by Employer other than that of Employer, and (v) service any contracts or accounts within the Area offered or being developed by Employer within the Area for any person, corporation or entity other than Employer.

       (d) Employee agrees that any violation or breach of any provision oaths Section 7 would cause irreparable harm to Employer and such violation or breach cannot be adequately compensated in money damages. Accordingly, any such violation or breach may be enjoined by any court of competent jurisdiction, without waiving or affecting any claim for any damages incurred by Employer in connection with such violation.

       (e) The restrictions against competition set forth in this Section 7 are considered by the parties to be reasonable for the purpose of protecting the business oft Employer. If any such restriction is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too broad a range of activities or in too large a geographic area, however, such restriction shall be interpreted to extend only over the maximum period of time, range of activities or geographic areas to which it may be enforceable.

       8.     Arbitration.

              8.1 General. If there is a dispute under this Agreement, either party may submit such dispute to arbitration upon written notice to the other party. Within 30 days alter delivery of such written notice, each party shall appoint one arbitrator, and within 15 days thereafter the two appointed arbitrators shall select a third arbitrator. If either party shall fail to make such appointment within said 15-day period, the parties shall mutually select the third arbitrator. If the parties me unable to agree within 15 days thereafter as to appointment of the third arbitrator, then either party may, upon at least five days prior written notice to the other party, request the American Arbitration Association to choose such third arbitrator. All arbitrators shall be impartial and unrelated, directly or indirectly, so far as employment or services is concerned to either of the parties or to any affiliate or to any person directly or indirectly related to the parties or to any affiliate. The arbitration proceeding shall be governed by the Commercial Arbitration Rules of the American Arbitration Association then in force. The place of arbitration shall be Miami, Florida

              8.2 Procedures. The three arbitrators shall investigate the facts and shall hold a hearing at which the parties may present evidence and arguments, be represented bar counsel and conduct cross-examination. In determining any questions, matter or dispute before them, the arbitrators shall apply the provisions of this Agreement, without varying therefrom in any respect. They shall not have the power to add to, modify or change any of the provisions of this Agreement. The three arbitrators shall render a written decision upon the matter presented to them by a majority vote within 90 days after the date upon which the last arbitrator is appointed, and that decision shall be final and binding on both parties. Judgment upon the decision rendered in such arbitration may be entered by any court having jurisdiction thereof Neither party shall be considered in default hereunder during the pendency of arbitration proceedings relating to a disputed default. If the three arbitrators shall fail to render a decision within said 90-day period, then, to the extent permitted by law, any party shall have the right to institute an action or proceeding in such court as shall be appropriate in the circumstances, and upon the institution of such action, the arbitration proceeding shall be terminated and shad be of no further force and effect. The arbitrators shall determine in what proportion the parties shall bear the fees and expenses oft arbitrators, and each party shall bear the fees and expenses of its own counsel and other consultants.

       9.     Stock Bonus Shares.

              9.1    Adjustment of Number of Stock Bonus Shares.

              (a) If, at any time after the date oaths Agreement, the number of shares of common stock outstanding is increased by a stock dividend payable in shares of common stock or by a subdivision or split-up of shares of common stock, then, following the record date fixed for the determination of holders of common stock entitled to receive such stock dividend, subdivision or split-up, the number of Stock Bonus Shares shall be increased in proportion to such increase in outstanding shares.

              (b) If, at any time after the date of this Agreement, the number of shares of common stock outstanding is decreased by a combination of the outstanding shares of common stock, then, following the record date for such combination, the number of Stock Bonus Shares shall be decreased in proportion to such decrease in outstanding shares.

              (c) If at any time after the date oaths Agreement, but prior to any public offering of equity securities of the Employer, the Employer shall issue additional shares of common stock to any of the Continuing Directors which results in the Elation of the Employee's percentage ownership in the Employer (a "Dilution"), the Employer shall, within thirty (30) days after such Dilution, issue to the Employee, in exchange for the same consideration as was received from the Continuing Directors for such additional shares of common stock, Such number of additional shares of common stock to raise the Employee's percentage ownership in the Employer to the level of percentage ownership that the Employee had prior to the Dilution.

              9.2    Representations, Warranties and Agreements of the Employee.

              (a) The Employee hereby represents and warrants to the Employer that the Stock Bonus Shares will be owned for the Employee's own account, for investment purposes and not with a view to the distribution thereof The Employee understands that the issuance to the Employee of Stock Bonus Shares has not been registered under the Securities Act by reason of its proposed issuance in a transaction exempt from the registration requirement oft Securities Act ant that the Stock Bonus Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or the transaction is exempt from registration. In connection with the foregoing, the Employee also agrees that the issuance of all or any portion of the Stock Bonus Shares is subject to the receipt by the Employer at the time of its issuance of an opinion of counsel reasonably acceptable to the Employer that the issuance of such shares is exempt from registration pursuant to an exemption provided for in the Securities Act. The Employee agrees that the Employer will not be liable for any damages incurred by the Employee in the event such an opinion cannot reasonably be obtained.

              (b) The Employee also agrees that, as a condition to the Employer's obligation to issue Stock Bonus Shares, the Employee shalL if requested by the Employer, enter into a shareholders agreement providing, among other things, that the Employer and/or the other shareholders thereof shell have a right of first refusal to purchase any Stock Bonus Shares issued to the Employee prior to the sale, transfer or other disposition of any such Stock Bonus Shares by the Employee to any third party.

              9.3 Nontransferability Restock Bonus Shares. The Stock Bonus Shares granted hereby may not be pledged, assigned, or otherwise transferred or disposed of by the Employee, except by will or the laws of descent and distribution.

              Except for such restrictions on transfer, the Employee shall have all of the rights of a stockholder with respect to the Stock Bonus Shares awarded to her including, but not limited to the right to receive dividends on, and the right to vote, the shares.

              9.4 Legends. All stock certificates representing Stock Bonus Shares issued to the Employee shall have affixed thereto a legend substantially in the following form:

       "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE BLUE SKY LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR SUCH LAWS. THESE SECURITIES ARE ALSO SUBJECT TO COMPLIANCE WITH CONDITIONS OF AN EMPLOYMENT AGREEMENT DATED AS OF JUNE ____, 1995 BETWEEN LET'S TALK CELLULAR OF AMERICA, INC. AND ANNE GOLZAN. NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL

       SUCH CONDITIONS HAVE BEEN FULFILLED. COPES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

              9.5 Tax Liabilities. The Employee shall be responsible for and shall pay any and all taxes resulting from the grant oft Stock Bonus Shares, and the Employer shall have no liability for any such taxes. The Employee hereby agrees to reimburse the Employer for any withholding taxes or other similar items that may be required to by paid by the Employer with respect to the grant oft Stock Bonus Shares to the Employee.

              9.6 Piggyback Registration Rights. In case the Employer shall at any time determine to register any of its equity securities under the Securities Act, other than on Form S-4, Form S-8 or Form S-18(a "Registration Statement"), or to qualify such securities under the securities laws of any state, at its own initiative, the Employer shall give prompt written notice of each such registration to the Employee. If so requested in writing by the Employee, the Employer shall include among the securities which it endeavors to register under) the Securities Act or to qualify undo the securities laws of any state, all or any part (but at least So% oft Stock Bonus Shares) oft Stock Bonus Shares as shall be specified in such request; and the Employer shall use its best efforts to cause all such registrations, qualifications or compliances to be effected and to be kept effective as provided in this Section 9.6.

       In the event of a bona fide underwritten public offering of the Employer's equity securities, the managing underwriter(s) shall have sole and absolute discretion as to whether to include any Stock Bonus Shares requested to be so included by the Employee; provided, however, that if such managing underwriter(s) does not prohibit the registration oft Stock Bonus Shares, the Employee shall be entitled to register, at a minimum, such percentage oft Stock Bonus Shares which corresponds to her percentage ownership in the outstanding common stock oft Employer. For example, if the Employee owns, as oft date any determination thereof is to be made, one percent (1%) of the outstanding common stock of the Employer, then the Employee shall be entitled to register a minimum of one percent (1%) of the Stock Bonus Shares, assuming the managing underwriter(s) has not denied such request for registration.

              (a) Registration Procedures. In connection with the registration, qualification or compliance effected by the Employer pursuant to this Section 9.6, the Employer shall:

                     (i) keep the Employee advised in writing at the initiation of proceedings of each registration, qualification or compliance and as to the completion thereof;

                     (ii) furnish the Employee with such number of prospectuses, including a preliminary prospectus, and such other documents as may be reasonably requested; and

                     (iii) keep such registration, qualification or compliance effective until all sales or distributions contemplated in connection therewith are completed; provided that the Employer shall not be obligated to keep such registration, qualification or compliance in effect for more than 90 days after the effective date thereof. In the case of any registration effected by the Employer pursuant to an underwritten public offering, the Employer, if requested by the Employee, shall request the managing underwriter(s) of such offering to include the Stock Bonus Shares among those to be distributed by the underwriter(s).

              (b) Conditions to Registration. The Employee's right to have the Stock Bonus Shares included in the Registration Statement shall be subject to the following conditions:

                     (i) The Employee shall furnish the Employer in a timely manner with all information required by the applicable rules and regulations of the Securities and Exchange Commission (the "Commission"), including without limitation the proposed method of sale or other disposition of the Stock Bonus Shares, the identity of and compensation to be paid to any person to be employed in connection therewith, and all other information as the Employer may reasonably require; and

                     (ii) If the Employee desires to sell and distribute the Stock Bonus Shares over a period of time, or from time to time, at then prevailing market prices, then the Employee shall execute and deliver to the Employer those written undertakings which the Employer and its counsel may reasonably require in order to assure full compliance with relevant provisions oft Securities Act and the Exchange Act; and

                     (iii) The Employee hereby agrees that upon the Employer's written request, it shall not sell publicly or otherwise transfer or dispose of any Stock Bonus Shares or other equity securities of the Employer held by the Employee during the period starting up to 45 days prior to the Employer's good faith estimate of the date of filing with the Commission of, and ending on a date up to 180 days after the effective date of, a registration statement involving the registration of an underwritten offering of equity or debt securities convertible into equity securities of the Employer, provided that the Employer is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

                     (iv) The Employer will pay all expenses of the registration, including without limitation legal and accounting fees and disbursements, blue sky fees and expenses, printing costs and related expenses arising out of the preparation, filing, amending and supplementing of the Registration Statement and any prospectus a part thereof, other than fees and disbursements of counsel, accountants and other advisors for the Employee, underwriting commissions and discounts, brokerage commissions, agents' fees and transfer taxes relating to the offer and sale of the Stock Bonus Shares that may held by the Employee.

                     (c)    Indemnification.

                            (i)    Indemnification by the Employer. The Employer
will, to the extent permitted by law, indemnify and hold the Employee harmless against any losses, claims, demands, damages or liabilities, joint or several, to which the Employee may become subject under the Securities Act or otherwise, insofar as the losses, claims, demands, damages or liabilities (or actions or proceedings in respect thereof arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, the Prospectus or the preliminary or summary prospectuses contained therein, any amendment or supplement thereto, or any document (or part thereof) incorporated by reference therein, or (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Employer will reimburse the Employee for all legal or other expenses reasonably incurred by her in connection with investigating or defending any such loss, claim, demand, damage, liability, action or proceeding, except that the Employer will not be liable in any such case to the extent that the loss, claim, demand, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in the Registration Statement, the Prospectus or preliminary, or summary prospectus, amendment or supplement in reliance upon and in conformity with information relating to the Employee or her Shares furnished to the Employer by the Employee stating in writing that it is for use in the preparation thereof This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Employer.

                            (ii)   Indemnification by the Employee. The Employee
will, to the extent permitted by law, indemnify and hold harmless the Employer, each director of the Employer, each officer of the Employer who signs the Registration Statement, and each other person, if any, who controls the Employer, against any losses, claims, demands, damages or liabilities, joint or several, to which the Employer or such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as the losses, chime, demands, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, the Prospectus or the preliminary or summary prospectuses contained therein, any amendment or supplement thereto, or any document (or part thereof) incorporated by reference therein, or Do) the omission or alleged omission to state there in a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission has been made or incorporated therein in reliance upon and in conformity with information relating to the Employee or her shares furnished to the Employer by the Employee in writing stating that it is for use in preparation thereof and will reimburse the Employer and each director, officer and controlling person for all legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, demand, damage, liability, action or proceeding. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Employer or such director, officer or controlling person.

                            (iii)  Notices of Claims. Promptly alter receipt by
an indemnified party of a demand or notice of the commencement of any action or proceeding losses, claims, demands, damages or liabilities referred to in Subsections (i) or bud above, an Indemnified Claim.), the indemnified party will, if a claim for indemnification is to be made against an indemnifying park, give written notice to the latter of the Indemnified Claim, provided that the failure of any indemnified party to give notice as provided herein soul not relieve the indemnifying party of its obligations under Subsections (i) or (ii) above, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. Unless in the reasonable judgment of counsel for an indemnifying party a conflict of interest exists between such indemnifying party and the indemnified party or parties with respect to the Indemnified Claim, each indemnified party agrees to permit the indemnifying party to assume the defense of the Indemnified Claim with courted reasonably satisfactory to the indemnified party or parties. If the indemnifying party is not entitled to, or elects not to, assume the defense of an Indemnified Claim, it will not be obligated to pay the fees and expenses of more than one counsel for such indemnified party or parties with respect to the Indemnified Claim. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect of the Indemnified Claim

       10.    Miscellaneous.

              10.1 Modification and Waiver. Any term or condition of this Agreement may be waived at any time by the party hereto that is entitled to the benefit thereof, except that DO such waiver of any breach or default hereunder is to be implied from the omission of the other party to take any action on account thereof A waver on one occasion shall not be deemed to be a waiver of the same or of any other breach or default on a subsequent occasion nor shall it be deemed a continuing waiver. This Agreement may be modified or amended only by a writing signed by the Employer and the Employee.

              10.2 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to conflict of laws principles thereunder.

              10.3 Section Captions. Section captions contorted in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope of this Agreement or any provision hereof

              10.4 Severability. Every provision of this Agreement is intended to be severable. If any term or provision is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

              10.5 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations, or warranties between the parties other than those set forth or provided for herein

              10.6 Attorneys Fees. If any litigation is instituted between the parties to enforce the terms of this Agreement, the prevailing parer shall be entitled to recover, from the other party, any and all reasonable attorneys' fees and disbursements and court costs incurred in enforcing such terms.

              10.7 Interpretation. No provision of this Agreement is to be interpreted for or against any party because that party or that party's legal representative drafted such provision.

              10.8 Submission to Jurisdiction. The Employer and the Employee hereby consent to the jurisdiction of any federal, state or municipal court located within Dade County, State of Florida and waives any objection which either of them may have based on improper venue or forum non convenient to the conduct of any proceeding in any such court.

              10.9 Notices. Any notices required to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or deposited in the United States mail, certified or registered, retain receipt requested, postage prepaid, addressed to the parties and their counsel at their respective addresses listed below:

              If to the Employer

              Let's Talk Cellular of America, Inc.
              Attention: Nick Molina, Chief Executive Officer
              5200 N.W. 77th Court
              Miami, Florida 33166

              With a copy to:

                   Steel Hector & Davis
                   4000 Southeast Financial Center
                   Miami, Florida 33131-2398
                   Attn: Harvey Goldman If to

              If to the Employee:
                     Anne Gozlan

              With a copy to:

              1O.10 JURY TRIAL WAIVER. THE EMPLOYER AND THE EMPLOYEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED

HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS EMPLOYMENT AGREEMENT AND ANY AGREEMENTS CONTEMPLATED HEREBY TO BE EXECUTED IN CONJUNCTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EACH PARTY. IS PROVISION IS A MATERIAL INDUCEMENT FOR THE EMPLOYER AND THE EMPLOYEE ENTERING INTO THIS EMPLOYMENT AGREEMENT.

       IN WITNESS WHEREOF, THE PARTIES HAVE DULY EXCEPTED THIS AGREEMENT AS OF THE DATE INDICATED ABOVE.



                                        LET'S TALK CELLULAR OF AMERICA, INC.



                                        /s/Nick Molina
                                        --------------------------------------
                                           By:  Nick Molina
                                           Its: Chief Executive Officer


                                        /s/Anne Gozlan
                                        --------------------------------------
                                                Anne Gozlan

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


       This AGREEMENT, dated of June 25, 1996 (this "Amendment") is entered into by and between LET'S TALK CELLULAR OF AMERICA, INC., a Florida corporation (the "Employer") and ANNE GOZLAN (the "Employee"), and amends that certain Employment Agreement, dated as of May 22, 1995 (the "Agreement" and together with the Amendment, the "Agreement"), by and between the Employee.

                                    RECITALS

       WHEREAS, the Employee is currently employed as the Chief Financial Officer of the Employer;

       WHEREAS, the Employee and the Employer desire to amend the Employment Agreement in accordance with the term hereof;

       NOW THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency whereof are hereby acknowledged, the parties hereto agree as follows:

                                    Agreement

1. The above recitals are true and correct and are incorporated herein by this reference. All capitalized teens used but not otherwise defined herein shall have the respective meanings provided for them in the Agreement.

2. The following sections of the Agreement are hereby amended to read as follows:

       a) Section 3.1 Shall be amended to provide that the Employee's base salary shall be increased yearly commencing on the second anniversary of the Effective Date by an amount not less than the greater of (i) five percent (5%) per annum or (ii) the increase in the Consumer Price Index as published by the U.S. Department of Labor.

       b) The first two sentences of the first paragraph of Section 3.2 are amended in their entirety to read as follows:

              ASSUMING THE EMPLOYEE IS STILL IN THE EMPLOY OF THE EMPLOYER, UPON THE BUST ANNIVERSARY OF THE EFFECTIVE DATE, AND UPON EACH OF THE SECOND AND THIRD ANNIVERSARIES OF THE EFFECTIVE DATE THEREAFTER, THE EMPLOYEE SHALL BE ENTITLED TO RECEIVE 6,500 SHARES OF THE EMPLOYER'S COMMON STOCK (THE "STOCK BONUS SHARES"). NOTWITHSTANDING THE PRECEDING SENTENCE, ALL 19,500 SHARES OF THE STOCK BONUS SHARES TO BE GIVEN TO THE EMPLOYEE UNDER THIS AGREEMENT SHALL ALL BE GIVEN TO THE EMPLOYEE UPON A CHANGE IN CONTROL (AS SUCH TERM IS DEFINED IN SECTION 5.1 OF THIS AGREEMENT) OF THE EMPLOYER.

       c) Sections 9.6(a) and (b) the Agreement are deleted in their entirety and replaced with the "Piggy-back Registration Rights" set forth in Section 7.3 of that certain Series A Preferred Stock Purchase Agreement dated as of the date hereof, by and among the Employer, HIG Fund V, Inc., Nick Molina, and Brett Beveridge For purposes of the Employee's Piggy-back Registration Rights, the definition of "Registrable Securities" under the Purchase Agreement shall be deemed to include the Employee's Stock Bonus Shares. The Employee hereby agrees and acknowledges that his shares shall be treated pro rata with the shares of the other Holders of Registrable Securities.

       d) Section 10.9 is amended to include 6810 S.W. 45 Lane, Apt. #3, Miami, Florida as the Employee's address for purposes of providing notice under the Agreement.

       e) The Employee and the Employer each acknowledge that (i) the Employee currently owns 6,500 shares of the Common Stock of the Employer which shares are fully vested and not subject to forfeiture as a result of the occurrence of the first anniversary on May 22, 1996 of the Employee's employment with the Employer,
              (ii) the Employee is entitled to an additional 6,500 shares of the Company's Common Stock upon each of her second and third anniversaries in the employ of the Employer; (iii) the total aggregate number of shares of Common Stock that the Employee is eligible to receive pursuant to the terms of the Agreement is 19,500 shares; and (v) upon the execution of this Amendment, the Employer shall deliver a certificate to the Employee evidencing her ownership of 6,500 shares of the Company's Common Stock

3. Except a modified by this Amendment, the parties hereto acknowledge that the Agreement remains unmodified and in full force and effect.

       IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first written above

       EMPLOYER:                          LET'S TALK CELLULAR OF AMERICA, INC:

                                          By: /s/ Nicolas Molina
                                            -----------------------------------
                                            Its:  President


       EMPLOYEE:                           /s/ Anne Gozlan
                                           ------------------------------------
                                           Anne Gozlan


                                       2